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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of The North Face, Inc. on Form S-3 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K of The North Face, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

                                          /s/ Deloitte & Touche LLP

San Francisco, California
January 8, 1999